Exhibit 99.1

CENTERLINE HOLDING COMPANY ADOPTS SHAREHOLDER RIGHTS PLAN

New York, New York – April 29, 2013 – Centerline Holding Company (OTC US: CLNH), a real estate finance and asset management company, announced today that its Board of Trustees has adopted a shareholder rights plan that is designed to strengthen the ability of the Board of Trustees to protect Centerline’s shareholders. This action followed the announcement that on April 22, 2013 Otsego Shares, LLC, an entity affiliated with Hunt Capital Partners, LLC, had acquired from an affiliate of Island Capital Group LLC 977,644 of the Company’s Common Shares, representing approximately 40% of the Common Shares outstanding, without prior notice to or consultation with the Board of Trustees.

“The Board is concerned about Hunt Capital’s agreement with Island Capital to use commercially reasonable efforts to acquire additional Common Shares from an identified group of significant shareholders. The shareholder rights plan is designed to enhance the Board’s ability to protect shareholders against such unsolicited attempts to acquire control of the company that do not offer an adequate price to all shareholders or are otherwise not in the best interests of the company and all of its shareholders by encouraging Hunt Capital or any other potential buyers to negotiate directly with the Board,” said Robert L. Levy, Chief Executive Officer of Centerline. “The plan is similar to plans adopted by other publicly-traded companies and is intended to provide the Board with sufficient time to consider any and all alternatives to any inadequate unsolicited takeover attempt. In addition, the plan expires in one year and will be subject to review at least once every three months by a committee of the independent trustees to determine whether the plan continues to be in the best interests of the Company and all of its shareholders.”

Under the Plan, each shareholder of the Company at the close of business on April 29, 2013 will receive a dividend of one right for each share held of record on that date. Each right will entitle the holder to purchase from the Company, in certain circumstances described below, one one-thousandth of a share of newly-created Series B Junior Participating Cumulative Preferred Shares of the Company for an initial purchase price of $75.00 per one one-thousandth share. The rights distribution will not be taxable to shareholders and the distribution of rights under the Plan will not interfere with the Company’s business plans or be dilutive to or affect the Company’s reported per share results.

Initially, the rights will be represented by the Company’s share certificates and the summary of rights distributed to its shareholders, and will not be exercisable. The rights will generally become exercisable ten business days after any person (an “Acquiring Person”) has become the beneficial owner of 15% or more of the Company’s outstanding shares or has commenced a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Company’s outstanding shares. Any person that beneficially owns in excess of the triggering threshold on April 29, 2013 (as with Hunt Capital), will not be deemed an Acquiring Person unless and until such person, after April 29, 2013, becomes the beneficial owner of additional shares representing 0.5% of the shares outstanding on April 29, 2013.

If any person becomes the beneficial owner of 15% or more of the outstanding shares or otherwise becomes an Acquiring Person, each right (other than rights beneficially owned by an Acquiring Person, which rights will become void) will entitle its holder to purchase Common Shares of the Company having a then current market value of twice the exercise price. In addition, if there is a business combination between the Company and another person, or in certain other circumstances, each right that is not previously exercised will entitle the holder (other than the Acquiring Person and its affiliates and associates) to purchase shares of common stock of the other person at one-half of the then current market value of those shares.

At any time until ten business days following the time at which a person announces that it has become an Acquiring Person or the Board becomes aware of the existence of an Acquiring Person (as such time may be extended pursuant to the rights plan), the Company may redeem the rights in whole, but not in part, at a price of $0.001 per right, payable in cash, Common Shares, or such other consideration as the Board deems appropriate in accordance with the rights plan. The rights will expire on April 29, 2014, unless earlier exchanged or redeemed.

The Company will voluntarily file with the Securities and Exchange Commission a Current Report on Form 8-K describing the shareholder rights plan. The Form 8-K will include as an exhibit a copy of the Rights Agreement governing the Plan.

About Centerline Capital Group

Centerline Capital Group, a privately held real estate finance and asset management company, provides financing, investing and asset management services for affordable and conventional multifamily housing throughout the United States. Centerline is organized around three business units: Mortgage Banking, Affordable Housing Debt and Affordable Multifamily Housing. Under the Mortgage Banking and Affordable Housing Debt businesses, Centerline partners with developers, owners, and investors to provide them with capital to develop, acquire or redevelop their real estate assets. Centerline’s core debt products consist of Fannie Mae, Freddie Mac, or HUD/FHA financing. In addition, through several strategic alliances, Centerline offers various CMBS executions for multifamily and other commercial properties, bridge loans and select joint venture equity products. Today the firm’s lending platform manages and services more than $12.2 billion in loans, of which affordable housing makes up $3.1 billion. A leading sponsor of Low-Income Housing Tax Credit (LIHTC) funds, Centerline’s third business focuses on identifying and investing in affordable housing properties and managing those assets as a fiduciary for the fund investors throughout the asset’s and fund’s lives. Since inception, the firm has raised more than $10 billion in equity across 137 funds, and invested in over 1,600 assets spanning 47 states. Founded in 1972, Centerline is headquartered in New York City, with 221 employees in fourteen locations throughout the United States. To learn more about Centerline, visit www.centerline.com.

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Certain statements in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact:

Brent Feigenbaum

Centerline Capital Group

212-317-5730

bfeigenbaum@Centerline.com

Pam Flores

773-218-9260

pamflo@ameritech.net